EXHIBIT 4.3

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES TO BE DELIVERED HEREUNDER AND UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE. NO SALE, ASSIGNMENT, TRANSFER FOR VALUE, PLEDGE OR OTHER ENCUMBRANCE OF EITHER THIS CONVERTIBLE PROMISSORY NOTE OR ANY SUCH SECURITIES MAY BE MADE UNLESS SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR THE MAKER IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE MAKER, STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS.

CONVERTIBLE PROMISSORY NOTE

$ .00	July 31, 2013

FOR VALUE RECEIVED, CYTODYN INC., a Colorado corporation (“Maker”), hereby promises to pay to             (“Holder”) the principal amount of             and 00/100 Dollars ($            ), together with interest thereon at a fixed simple interest rate of five percent (5%) per annum. Maker acknowledges receipt of the principal amount.

Principal and accrued interest on this Promissory Note, to the extent not previously paid in cash or converted as described below, shall be due and payable in cash in a single payment on             , 201_ (the “Due Date”).

In connection with issuance of this Promissory Note, Holder will be issued, at no additional cost to Holder, a warrant (the “Note Warrant”) to purchase             shares of the Maker’s common stock (the “Shares”) at an exercise price of $0.50 per Share (the “Exercise Price”). The Note Warrant will be exercisable at the option of the Holder at any time after             , 201    (the “Effective Date”), but not later than three (3) years after the Effective Date.

All, but not less than all, of the unpaid principal and accrued but unpaid interest under this Promissory Note may be converted by Holder, at any time on or before October 1, 2013, into Units, each consisting of two (2) Shares plus an additional warrant (the “Unit Warrant”) expiring five (5) years following issuance to purchase one Share at an exercise price of $0.75 per Share, with the number of Units determined by dividing the principal amount and accrued but unpaid interest by the conversion price of $1.30 per Unit (the “Unit Conversion Price”); provided that no fractional Unit will be issuable. Beginning October 2, 2013, all or any portion of unpaid principal and any accrued but unpaid interest hereunder may be converted at any time by Holder into a number of Shares determined by dividing the converted principal amount and related accrued but unpaid interest by the conversion price of $0.65 per Share (as it may be adjusted for stock splits and similar recapitalization events, the “Share Conversion Price”), with the resulting number of Shares to be issued, rounded down to the nearest whole Share, being referred to as the “Conversion Share

Number.” In the event Maker defaults on payment of principal or interest when due, the Share Conversion Price will be reduced by $0.10 per Share as of the date of such default and on the first day of each calendar month thereafter during which such payment default continues; provided that the Share Conversion Price shall never fall below $0.35 per Share (as adjusted for stock splits and similar recapitalization events). Each conversion of principal of and interest on this Promissory Note into Units or Shares is referred to herein as a “Conversion” and, as applicable, “Conversion Price” refers to either the Unit Conversion Price or Share Conversion Price.

No Conversion hereunder shall be effective unless written notice of the Conversion is given by Holder at least five (5) calendar days prior to such Conversion, in substantially the form attached hereto as Exhibit A. Notwithstanding the foregoing, no Conversion hereunder shall be permitted after a date that is later than seven (7) calendar days prior to the Due Date.

Notwithstanding the foregoing, Holder shall have the right to require Maker to repay the aggregate principal amount of and accrued interest on this Promissory Note in full on the tenth (10th) calendar day following receipt by Maker of Holder’s written request for repayment; provided that Maker has previously disclosed in a report filed with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934 the receipt of not less than $3,000,000 in gross cash proceeds from the sale of equity securities on or after August 1, 2013; and provided further that Holder’s request for repayment must be received by Maker within 15 calendar days following the filing of such report with the SEC.

In the event Maker proposes to register any Shares under the Securities Act of 1933, as amended (the “Securities Act”), for sale or re-sale to the general public solely for cash on a form that also permits the re-sale of Shares issuable upon a Conversion of this Promissory Note, exercise of the Note Warrant, or exercise of the Unit Warrant (collectively, the “Registrable Shares”), Maker will (i) promptly give to Holder written notice thereof and (ii) use commercially reasonable efforts, subject to applicable regulatory limitations, to include in such registration all Registrable Shares specified in a written request by Holder, which request must be received by Maker within 15 days of notice from Maker of the intent to register Shares, subject to the following paragraph. Holder may participate in one such registration. If a registration statement is proposed to be filed by Maker under the Securities Act prior to the Due Date in connection with a private placement of Units and Holder requests that the Registrable Shares be included in that registration, Holder shall be subject to the same terms and conditions with regard to Maker’s obligations to register such Registrable Shares as other purchasers of Units. All expenses of registration will be borne by Maker, except that Holder will be responsible for all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel or other advisers for such Holder. As a condition to any registration hereunder, Holder must promptly furnish in writing to Maker (and in any event within 10 days of request) such information regarding Holder and the distribution proposed by Holder as Maker may request and as may be required in connection with any registration, qualification, or efforts to comply with applicable laws, rules and regulations, and to execute such documents in connection with such registration as Maker may reasonably request, and will be solely responsible therefor.

If the registration of which Maker gives notice is for a registered public offering involving an underwriting, Maker will so advise Holder as a part of the written notice given under the preceding paragraph. In that case, the right of Holder to registration will be conditioned on Holder’s participation in such underwriting and all persons proposing to distribute Registrable Shares through such underwriting will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Maker. If the underwriter of the offering determines that marketing factors require a limitation on the number of Registrable Securities to be sold for the account of persons other than Maker, Maker will be required to include in the relevant offering and registration only so many of such Registrable Shares, in addition to any Shares to be offered by Maker, as the underwriter believes in good faith would not adversely affect the distribution of the securities to be registered and sold by Maker. If Holder participates in a registration, Holder will not, if so requested by Maker and an underwriter of securities of Maker, sell or otherwise transfer or dispose of any other securities of Maker other than pursuant to the registration statement for a period not to exceed 180 days.

Default in the payment of the principal of or interest on this Promissory Note when the same becomes due and payable shall constitute an event of default hereunder. Upon the occurrence of an event of default, or at any time thereafter during the continuance of any such event, the Holder may, with or without notice to the Maker, declare this Promissory Note to be forthwith due and payable, whereupon this Promissory Note and the indebtedness evidenced hereby shall forthwith be due and payable, both as to principal and interest, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in any other instrument executed in connection with or securing this Note to the contrary notwithstanding.

If the Maker sells all or substantially all of its assets to a third party, merges, or consolidates with another entity, or engages in any other transaction with a third party requiring approval of the shareholders of the Maker, Maker shall give prompt notice to the Holder, and Holder may immediately convert the principal amount of and accrued interest on this Promissory Note into Shares at the Share Conversion Price at any time prior to the consummation of such transaction.

If this Promissory Note becomes due and payable on Saturday, Sunday or other day on which commercial banks are authorized or permitted to close under the laws of the State of Oregon, the maturity of this Promissory Note shall be extended to the next succeeding business day.

Maker may elect to prepay, on or before the Due Date, the aggregate outstanding principal balance of this Promissory Note, together with all accrued but unpaid interest, by wire transfer or other cash equivalent acceptable to Maker; provided, however, for any such prepayment, Maker must first give Holder at least ten (10) days’ prior notice of such prepayment and, during such time, Holder may elect in writing to effect a Conversion of such aggregate principal balance, together with all accrued but unpaid interest, into Shares at the Share Conversion Price as provided herein.

If the payment of principal or any payment of interest or both is more than five (5) days late, the Maker agrees to pay the Holder a late charge equal to five percent (5%) of the amount then due and payable (the “Late Fee”). The provisions of this Promissory Note establishing a Late Fee shall not be deemed to extend the time for any payment due or to constitute a “grace period” giving the Maker a right to cure such default.

This Promissory Note and the Securities to be issued in connection herewith and upon Conversion hereof may not be offered, sold or otherwise disposed of except under circumstances which will not result in a violation of the Securities Act. Upon Conversion of this Promissory Note, the Holder hereof will be required to confirm in writing, by executing the form attached as Schedule 1 to Exhibit A hereto, that the Shares or Units so purchased are being acquired for investment and not with a view toward distribution or resale. This Promissory Note, the Note Warrant, the Unit Warrant and all Shares issued upon Conversion hereof or upon the exercise of the Note Warrant or Unit Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED, OR OTHERWISE ENCUMBERED, UNLESS SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS OR THE ISSUER IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, STATING THAT SUCH SALE, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER SUCH ACT AND APPLICABLE LAWS.”

With respect to any offer, sale or other disposition of this Promissory Note, the Note Warrant, the Unit Warrant, or any Shares issuable upon Conversion of this Promissory Note or exercise of the Note Warrant or Unit Warrant (collectively, the “Securities”), prior to registration of such Securities, the Holder hereof and each subsequent Holder of this Promissory Note will be required to give written notice to the Maker prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder’s counsel reasonably acceptable to the Maker’s counsel, if such opinion is reasonably requested by the Maker, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Securities Act as then in effect or any federal or state law then in effect) of such Securities and indicating whether or not under the Securities Act this Promissory Note or certificates for such Securities to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability in order to ensure compliance with applicable law. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, except to the extent otherwise provided herein, the Maker, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Promissory Note or such Securities, all in accordance with the terms of the notice delivered to the Maker. If a determination has been made pursuant to this paragraph that the opinion of counsel for the Holder is not reasonably satisfactory to the Maker, the Maker shall so notify the Holder promptly after such determination has been made and neither this Promissory Note nor any Securities shall be sold or otherwise disposed of until such disagreement has been resolved. The foregoing notwithstanding, this Promissory Note or such Securities may as to such federal laws, be offered, sold or otherwise disposed of in accordance with Rule 144 under the Securities Act, provided that the Maker shall have been furnished with such information as the Maker may reasonably request to provide a reasonable assurance that the provisions of Rule 144 have been satisfied. This Promissory Note and each certificate representing the Securities thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with such laws, unless in the aforesaid opinion of counsel for the Holder, reasonably acceptable to the Maker, such legend is not required in order to ensure compliance with such laws. The Maker may issue stop transfer instructions to its transfer agent or, if acting as its own transfer agent, the Maker may stop transfer on its corporate books, in connection with such restrictions.

Any provision of this Promissory Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

This Promissory Note is not transferable or assignable by the Maker without the consent of the Holder. This Promissory Note is not transferable or assignable by the Holder without the consent of the Maker. If this Promissory Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys’ fees. Reasonable attorneys’ fees are defined to include, but not be limited to, all fees incurred in all matters of collection and enforcement, trial proceedings and appeals, as well as appearances in and connected with any bankruptcy proceedings or creditors’ reorganization or similar proceedings and any post judgment collection efforts.

Any failure to exercise any right, remedy or recourse hereunder shall not be deemed to be a waiver or release of the same, such waiver or release to be effected only through a written document executed by the Holder and then only to the extent specifically recited therein. A waiver or release with reference to any one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to a subsequent event.

In no event shall the amount of interest due or payments in the nature of interest payable hereunder exceed the maximum rate of interest allowed by applicable law, as amended from time to time, and in the event any such payment is paid by the Maker or received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify the Holder, in writing, that the Maker elects to have such excess sum returned to the Maker forthwith.

The Maker hereby waives all and every exemption secured to it by the laws and constitution of the State of Oregon, and of any other state. The Maker hereby waives demand, presentment, protest, notice of nonpayment or dishonor, and any other notice required by law and agrees that its payment obligations hereunder shall not be affected by any renewal or extension of the time of payment hereof, or by any indulgences.

This Promissory Note shall be governed by and construed in accordance with the laws of the State of Oregon applicable to debts and obligations incurred and to be paid solely in such jurisdiction. This Promissory Note may not be modified or amended and no provision hereof may be waived except by a written instrument executed by the parties to be bound thereby.

CYTODYN INC.

By:

EXHIBIT A

NOTICE OF CONVERSION

(please print)

To:     CYTODYN INC.

1. In accordance with that certain Convertible Promissory Note issued by CYTODYN INC. to             on July 31, 2013 (the “Promissory Note”), the undersigned hereby elects to convert the principal amount of the Promissory Note, together with accrued but unpaid interest, as provided therein. [If applicable, insert principal amount of Promissory Note being converted: $            .]

2. Please issue a certificate or certificates representing Shares in the name of the undersigned or in such other name or names as are specified below:

(Name)

(Address)

3. The undersigned represents that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such Shares. In support thereof, the undersigned has executed an Investment Representation Statement attached hereto as Schedule 1.

4. All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Promissory Note.

(Signature)

(Date)

Contact telephone:

Email:

SCHEDULE 1

INVESTMENT REPRESENTATION STATEMENT

Purchaser:
Company Security: Amount: Date:	CYTODYN INC. Common Stock

In connection with the purchase of the above-listed securities (the “Shares”) pursuant to conversion of that certain Convertible Promissory Note issued by CYTODYN INC. to             on July 31, 2013 (the “Promissory Note”), the undersigned (the “Purchaser”) represents to the Maker as follows:

(a)	The Purchaser is aware of the Maker’s business affairs and financial condition, and has acquired information about the Maker sufficient to reach an informed and knowledgeable decision to acquire the Shares. The Purchaser is acquiring the Shares for his own account for investment purposes only and not with a view to, or for the resale in connection with, any “distribution” thereof for purposes of the Securities Act. The Purchaser is an “accredited investor” as that term is defined in Securities and Exchange Commission Rule 501(a) of Regulation D.

(b)	The Purchaser understands that the Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein.

(c)	The Purchaser further understands that the Shares must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws, or unless an exemption from registration is otherwise available.

(d)	The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired by non-affiliates of the issuer thereof, directly or indirectly, from the issuer (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, if applicable, including, among other things, the availability of certain public information about the Maker and the resale occurring not less than six (6) months after the party has purchased and paid for the securities to be sold.

(e)	The Purchaser further understands that at the time Purchaser wishes to sell the Shares there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Maker may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because the Maker used to be a “shell company” as contemplated under Rule 144(i), Rule 144 will not be available to the Purchaser.

(f)	The Purchaser further understands that in the event all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

All capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Promissory Note.

Purchaser:

Date:

Warrant Number

THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE PLEDGED, SOLD, ASSIGNED OR TRANSFERRED UNLESS SUCH TRANSACTION IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS OR THE COMPANY IS PROVIDED WITH AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, ASSIGNMENT, PLEDGE OR OTHER TRANSFER IS IN COMPLIANCE WITH EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO TRANSFER OF ANY INTEREST IN THIS WARRANT OR THE SECURITIES PURCHASABLE UPON EXERCISE MAY BE EFFECTED WITHOUT FIRST SURRENDERING THIS WARRANT OR SUCH SECURITIES, AS THE CASE MAY BE, TO THE COMPANY OR ITS TRANSFER AGENT, IF ANY.

Warrant to Purchase

Shares of

Common Stock

As Herein Described

XXXXXXXX, 2013

WARRANT TO PURCHASE COMMON STOCK OF

CYTODYN INC.

This is to certify that, for value received, XXXXXXXXX, or a proper assignee (the “Holder”), is entitled to purchase up to XXXXXXXX shares (“Warrant Shares”) of common stock, no par value per share (the “Common Stock”), of CytoDyn Inc., a Colorado corporation (the “Company”), subject to the provisions of this Warrant Number             , from the Company. This Warrant shall be exercisable at Fifty Cents ($0.50) per share (the “Exercise Price”). This Warrant also is subject to the following terms and conditions:

1. Exercise and Payment; Exchange.

(a) Exercise of Warrant. This Warrant may be exercised in whole or in part at any time from and after the date hereof (the “Commencement Date”) through 5:00 p.m., Pacific time, on XXXXXXXX, 2016 (the “Expiration Date”), at which time this Warrant shall expire and become void, but if such date is a day on which federal or state chartered banking institutions located in the State of Oregon are authorized to close, then on the next succeeding day which shall not be such a day. Exercise shall be by presentation and surrender to the Company, or at the office of any transfer agent designated by the Company (the “Transfer Agent”), of (i) this Warrant, (ii) the attached exercise form properly executed, and (iii) a certified or official bank check for the Exercise Price for the number of Warrant Shares specified in the exercise form. If this Warrant is exercised in part only, the Transfer Agent shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the remaining number of Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant in proper form for exercise, accompanied by payment as aforesaid, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

(b) Conditions to Exercise or Exchange. The restrictions in Section 7 shall apply, to the extent applicable by their terms, to any exercise or exchange of this Warrant permitted by this Section 1.

2. Reservation of Shares. The Company shall, at all times until the expiration of this Warrant, reserve for issuance and delivery upon exercise of this Warrant the number of Warrant Shares which shall be required for issuance and delivery upon exercise of this Warrant.

3. Fractional Interests. The Company shall not issue any fractional shares or scrip representing fractional shares upon the exercise or exchange of this Warrant. With respect to any fraction of a share resulting from the exercise or exchange hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current fair market value per share of Common Stock, determined as follows:

(a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, the current fair market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or, if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange;

(b) If the Common Stock is not so listed or admitted to unlisted trading privileges or quoted on a national securities exchange, the current fair market value shall be the mean of the last bid and asked prices reported on the last business day prior to the date of the exercise of this Warrant by the OTC Markets Group, Inc.; or

(c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current fair market value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company in good faith.

4. No Rights as Shareholder. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, either at law or in equity. The rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

5. Adjustments in Number and Exercise Price of Warrant Shares.

5.1 The number of shares of Common Stock for which this Warrant may be exercised and the Exercise Price therefor shall be subject to adjustment as follows:

(a) If the Company is recapitalized through the subdivision or combination of its outstanding shares of Common Stock into a larger or smaller number of shares, the number of shares of Common Stock for which this Warrant may be exercised shall be increased or reduced, as of the record date for such recapitalization, in the same proportion as the increase or decrease in the outstanding shares of Common Stock, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all of the Warrant Shares issuable hereunder immediately after the record date for such recapitalization shall equal the aggregate amount so payable immediately before such record date.

(b) If the Company declares a dividend on Common Stock payable in Common Stock or securities convertible into Common Stock, the number of shares of Common Stock for which this Warrant may be exercised shall be increased as of the record date for determining which holders of Common Stock shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Common Stock issuable upon conversion of all such securities convertible into Common Stock) of Common Stock as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Warrant Shares issuable hereunder immediately after the record date for such dividend shall equal the aggregate amount so payable immediately before such record date.

(c) If the Company distributes to holders of its Common Stock, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its Common Stock, any evidence of indebtedness or any of its assets (other than cash, Common Stock or securities convertible into Common Stock), the Company shall give written notice to the Holder of any such distribution at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before the record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(d) If the Company offers rights or warrants generally to the holders of Common Stock which entitle them to subscribe to or purchase additional Common Stock or securities convertible into Common Stock, the Company shall give written notice of any such proposed offering to the Holder at least fifteen (15) days prior to the proposed record date in order to permit the Holder to exercise this Warrant on or before such record date. There shall be no adjustment in the number of shares of Common Stock for which this Warrant may be exercised, or in the Exercise Price, by virtue of any such distribution.

(e) If the event, as a result of which an adjustment is made under paragraph (a) or (b) above, does not occur, then any adjustments in the Exercise Price or number of shares issuable that were made in accordance with such paragraph (a) or (b) shall be adjusted to the Exercise Price and number of shares as were in effect immediately prior to the record date for such event.

5.2 In the event of any reorganization or reclassification of the outstanding shares of Common Stock (other than a change in par value or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or in the event of any consolidation or merger of the Company with another entity after which the Company is not the surviving entity, at any time prior to the expiration of this Warrant, upon subsequent exercise of this Warrant the Holder shall have the right to receive the same kind and number of shares of common stock and other securities, cash or other property as would have been distributed to the Holder upon such reorganization, reclassification, consolidation or merger had the Holder exercised this Warrant immediately prior to such reorganization, reclassification, consolidation or merger, appropriately adjusted for any subsequent event described in this Section 5. The Holder shall pay upon such exercise the Exercise Price that otherwise would have been payable pursuant to the terms of this Warrant. If any such reorganization, reclassification, consolidation or merger results in a cash distribution in excess of the then applicable Exercise Price, the holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price, and in such case the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full, and in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder. In the event of any such reorganization, merger or consolidation, the corporation formed by such consolidation or merger or the corporation which shall have acquired the assets of the Company shall execute and deliver a supplement hereto to the foregoing effect, which supplement shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Warrant.

5.3 If the Company shall, at any time before the expiration of this Warrant, dissolve, liquidate or wind up its affairs, the Holder shall have the right to receive upon exercise of this Warrant, in lieu of the shares of Common Stock of the Company that the Holder otherwise would have been entitled to receive, the same kind and amount of assets as would have been issued, distributed or paid to the Holder upon any such dissolution, liquidation or winding up with respect to such Common Stock receivable upon exercise of this Warrant on the date for determining those entitled to receive any such distribution. If any such dissolution, liquidation or winding up results in any cash distribution in excess of the Exercise Price provided by this Warrant, the Holder may, at the Holder’s option, exercise this Warrant without making payment of the Exercise Price and, in such case, the Company shall, upon distribution to the Holder, consider the Exercise Price to have been paid in full and, in making settlement to the Holder, shall deduct an amount equal to the Exercise Price from the amount payable to the Holder.

6. Notices to Holder. So long as this Warrant shall be outstanding (a) if the Company shall pay any dividends or make any distribution upon the Common Stock otherwise than in cash or (b) if the Company shall offer generally to the holders of Common Stock the right to subscribe to or purchase any shares of any class of Common Stock or securities convertible into Common Stock or any similar rights or (c) if there shall be any capital reorganization of the Company in which the Company is not the surviving entity, recapitalization of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or other transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company, then in such event, the Company shall cause to be mailed to the Holder, at least thirty (30) days prior to the relevant date described below (or such shorter period as is reasonably possible if thirty (30) days is not reasonably possible), a notice containing a description of the proposed action and stating the date or expected date on which a record of the Company’s shareholders is to be taken for the purpose of any such dividend, distribution of rights, or such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up is to take place and the date or expected date, if any is to be fixed, as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such event.

7. Transfer, Exercise, Exchange, Assignment or Loss of Warrant, Warrant Shares or Other Securities.

7.1 This Warrant may be transferred, exercised, exchanged or assigned (“transferred”), in whole or in part, subject to the following restrictions. This Warrant and the Warrant Shares or any other securities (“Other Securities”) received upon exercise of this Warrant shall be subject to restrictions on transferability until registered under the Securities Act of 1933, as amended (the “Securities Act”), unless an exemption from registration is available. Until this Warrant and the Warrant Shares or Other Securities are so registered, this Warrant and any certificate for Warrant Shares or Other Securities issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, stating that this Warrant the Warrant Shares or Other Securities may not be sold, transferred or otherwise disposed of unless, in the opinion of counsel satisfactory to the Company, which may be counsel to the Company, that this Warrant, the Warrant Shares or Other Securities may be transferred without such registration. This Warrant and the Warrant Shares or Other Securities may also be subject to restrictions on transferability under applicable state securities or blue sky laws. Until this Warrant and the Warrant Shares or Other Securities are registered under the Securities Act, the Holder shall reimburse the Company for its expenses, including attorneys’ fees, incurred in connection with any transfer or assignment, in whole or in part, of this Warrant or any Warrant Shares or Other Securities.

7.2 Until this Warrant, the Warrant Shares or Other Securities are registered under the Securities Act, the Company may require, as a condition of transfer of this Warrant, the Warrant Shares, or Other Securities, that the transferee (who may be the Holder in the case of an exercise or exchange) represent that the securities being transferred are being acquired for investment purposes and for the transferee’s own account and not with a view to or for sale in connection with any distribution of the security.

7.3 Any transfer permitted hereunder shall be made by surrender of this Warrant to the Company or to the Transfer Agent at its offices with a duly executed request to transfer the Warrant, which shall provide adequate information to effect such transfer and shall be accompanied by funds sufficient to pay any transfer taxes applicable. Upon satisfaction of all transfer conditions, the Company or Transfer Agent shall, without charge, execute and deliver a new Warrant in the name of the transferee named in such transfer request, and this Warrant promptly shall be cancelled.

7.4 Upon receipt by the Company of evidence satisfactory to it of loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of reasonable satisfactory indemnification, or, in the case of mutilation, upon surrender of this Warrant, the Company will execute and deliver, or instruct the Transfer Agent to execute and deliver, a new Warrant of like tenor and date, any such lost, stolen or destroyed Warrant thereupon shall become void.

8. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company with respect to the issuance of the Warrant as follows:

8.1 Experience. The Holder has substantial experience in evaluating and investing in securities in companies similar to the Company so that such Holder is capable of evaluating the merits and risks of such Holder’s investment in the Company and has the capacity to protect such Holder’s own interests.

8.2 Investment. The Holder is acquiring this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) for investment for such Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that this Warrant (and the Warrant Shares issuable upon exercise of the Warrant) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein. The Holder further understands that, at the time Holder wishes to sell the Warrant Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not have filed all reports and other materials required under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, other than Form 8-K reports, during the preceding 12 months, and that, in such event, because the Company used to be a “shell company” as contemplated under Rule 144(i), Rule 144 will not be available to the Holder.

8.3 Held Indefinitely. The Holder acknowledges that this Warrant (and the Warrant Shares issuable upon exercise of this Warrant) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

8.4 Accredited Holder. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

8.5 Legends. The Holder understands and acknowledges that the certificate(s) evidencing the securities issued by the Company will be imprinted with a restrictive legend as referenced in Section 7.1 above.

8.6 Access to Data. The Holder has had an opportunity to discuss the Company’s business, management, and financial affairs with the Company’s management and the opportunity to review the Company’s facilities and business plans. The Holder has also had an opportunity to ask questions of officers of the Company, which questions were answered to its satisfaction.

8.7 Authorization. This Warrant and the agreements contemplated hereby, when executed and delivered by the Holder, will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with their respective terms.

8.8 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by such Holder, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Warrant or any transaction contemplated hereby.

9. Notices. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given, if delivered in person or mailed, certified, return-receipt requested, postage prepaid to the address set forth on the signature page below. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified below for such party. If any notice or other document is sent by certified or registered mail, return receipt requested, postage prepaid, properly addressed as aforementioned, the same shall be deemed served or delivered seventy-two (72) hours after mailing thereof. If any notice is sent by fax or email to a party, it will be deemed to have been delivered on the date the fax or email thereof is actually received, provided the original thereof is sent by certified mail, in the manner set forth above, within twenty-four (24) hours after the fax or email is sent.

10. Amendment. Any provision of this Warrant may be amended or the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holder.

11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Oregon

12. Securities Registration.

12.1 In the event the Company proposes to register any Shares under the Securities Act, for sale or re-sale to the general public solely for cash on a form that also permits the re-sale of Warrant Shares (the “Registrable Shares”), the Company will (i) promptly give to Holder written notice thereof and (ii) use commercially reasonable efforts to include in such registration and in a related underwriting, if any, all Registrable Shares specified in a written request by Holder, which request must be received by the Company within 15 days of notice from Company of the intent to register Shares, subject to the following subsection Holder shall be entitled to participate in a maximum of one such registration. All expenses of registration will be borne by the Company, except that Holder will be responsible for all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel or other advisers for such Holder. As a condition to any registration hereunder, Holder must promptly furnish in writing to the Company (and in any event within 10 days of request) such information regarding Holder and the distribution proposed by Holder as the Company may request and as may be required in connection with any registration, qualification, or efforts to comply with applicable laws, rules and regulations, and to execute such documents in connection with such registration as the Company may reasonably request, and will be solely responsible therefor. If a registration statement is proposed to be filed by the Company under the Securities Act prior to February 1, 2014,in connection with a private placement of securities and Holder requests that the Registrable Shares be included in that registration, Holder shall be subject to the same terms and conditions with regard to the Company’s obligations to register such Registrable Shares as other holders of securities being registered pursuant to such registration statement.

12.2 If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise Holder as a part of the written notice given under the preceding subsection. In that case, the right of Holder to registration will be conditioned on Holder’s participation in such underwriting and all persons proposing to distribute Registrable Shares through such underwriting will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If the underwriter of the offering determines that marketing factors require a limitation on the number of Registrable Securities to be sold for the account of persons other than the Company, the Company will be required to include in the relevant offering and registration only so many of such Registrable Shares, in addition to any Shares to be offered by the Company, as the underwriter believes in good faith would not adversely affect the distribution of the securities to be registered and sold by the Company. If Holder participates in a registration, Holder will not, if so requested by the Company and an underwriter of securities of the Company, sell or otherwise transfer or dispose of any other securities of the Company other than pursuant to the registration statement for a period not to exceed 180 days.

IN WITNESS WHEREOF, the Company and the Holder have executed this Warrant on the respective dates set forth below.

HOLDER

Date:
CYTODYN INC.

Date:	By:

FORM OF EXERCISE

To be executed upon exercise of Warrant (please print)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Number             certificate, to purchase XXXXXXX shares of common stock, no par value per share (“Common Stock”) of CytoDyn Inc. (the “Company”) and herewith tenders payment for such shares of Common Stock to the order of the Company the amount of $0.50 per share in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of             whose address is             . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of             , whose address is             , and that such Warrant Certificate be delivered to            , whose address is             .

Representations of the undersigned.

a)	The undersigned acknowledges that the undersigned has received, read and understood the Warrant and agrees to abide by and be bound by its terms and conditions.

b)	(i) The undersigned has such knowledge and experience in business and financial matters that the undersigned is capable of evaluating the Company and the proposed activities thereof, and the risks and merits of this prospective investment.

[    ] YES [    ] NO

(ii) If “No”, the undersigned is represented by a “purchaser representative,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”).

[    ] YES [    ] NO

c)	(i) The undersigned is an “accredited investor,” as that term is defined in the Securities Act.

[    ] YES [    ] NO

(ii) If “Yes,” the undersigned comes within the following category of that definition (check one and complete the blanks as applicable):

[ ]

1. The undersigned is a natural person whose present net worth (or whose joint net worth with his or her spouse), excluding the value of the undersigned’s primary residence, exceeds $1,000,000. For purposes of calculating the undersigned’s present net worth, the undersigned has included the following as liabilities: (i) any indebtedness that is secured by the undersigned’s primary residence in excess of the estimated fair market value of the undersigned’s primary residence at the time of the sale of the shares, and (ii) any incremental debt secured by the undersigned’s primary residence that was incurred in the 60 days before the sale of the shares, other than as a result of the acquisition of the undersigned’s primary residence.

[ ]	2. The undersigned is a natural person who had individual income in excess of $200,000 in each of the last two years or joint income with the undersigned’s spouse in excess of $300,000 during such two years, and the undersigned reasonably expects to have the same income level in the current year.

[ ]	3. The undersigned is an officer or director of the Company.

[ ]	4. The undersigned is a corporation or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

[ ]	5. The undersigned is a trust with total assets in excess of $5,000,000 whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

[ ]	6. The undersigned is an entity, all of whose equity owners are accredited investors under paragraphs 1, 2, 3, 4 or 5, above.

d)	Unless the shares purchased hereunder have been registered for resale under a registration statement filed under the Securities Act which is then in effect, the undersigned understands that the shares purchased hereunder have not been registered under the Securities Act, in reliance upon the exemption from the registration requirements under the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 promulgated thereunder; and, therefore, that the undersigned must bear the economic risk of the investment for an indefinite period of time since the securities cannot be sold, transferred or assigned to any person or entity without compliance with the provisions of the Securities Act.

Submitted by:	Accepted by CytoDyn Inc.:

By:	By:
Date:	Date:
SS/Tax ID:	Tax ID:
Telephone:
Email:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)